Exhibit 31.2

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO RULES 13a-14(a) AND 15d-14(a) UNDER THE SECURITIES EXCHANGE ACT OF 1934

I, Geoffrey Gwin, certify that:

1. I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A of Eastside Distilling, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 28, 2023

/s/ Geoffrey Gwin
Geoffrey Gwin
Chief Executive Officer and Chief Financial Officer